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                                                                  Exhibit (p)(2)

                   Mercantile-Safe Deposit and Trust Company
                         as Investment Adviser to the
                             M.S.D.&T. Funds. Inc.

                            REVISED CODE OF ETHICS

I.   PREAMBLE AND PURPOSE.
     ---------------------

     Certain officers of Mercantile-Safe Deposit and Trust Company ("Merc-Safe" or "Adviser") may in varying degrees participate in or be aware of decisions made to implement the investment policies of M.S.D.&T Funds, Inc., a registered investment company, and the mutual funds it offers (collectively the "Funds"). The Adviser's relationship to the Funds mandates adherence to the highest standards of conduct and integrity.

     This Code of Ethics (the "Code") contains provisions reasonably necessary to ensure adherence to such standards, and compliance with the provisions of Rule 17j-1 under the Investment Company Act of 1940 relating to the personal securities transactions of Advisory Persons which might involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.

II.  APPLICABILITY.
     -------------

     The provisions of this Code apply to all Access Persons (as defined below) of the Adviser.

III. DEFINITIONS.
     -----------

     A. For purposes of Merc-Safe, "Access Person" means any director, officer or Advisory Person of the Adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the Adviser to any Fund. Dennis Kreiner, or Merc-Safe officers designated by him, shall have the responsibility to identify Access Persons and to notify such persons of their status as such and their obligations under this Code of Ethics.

     B.   "Act" means the Investment Company Act of 1940.
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     C.   "Advisory Person" of the Adviser means:

          1. Any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchase or sales, and

          2. Any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by a Fund.

     D. "Beneficial Ownership" of a security means a direct or indirect pecuniary interest in a Security.

          1. A direct pecuniary interest is the opportunity, directly or indirectly to profit, or to share the profit, from the transaction.

          2. An indirect pecuniary interest is any non-direct financial interest, but is specifically defined in the SEC rules to include securities held by members of your Immediate Family who share the same household; securities held by a partnership of which you are a general partner; securities by a trust of which you are a settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired on an exercise of an option or other right, or through conversion. "Immediate Family" includes a spouse, minor children and adults living in the same household as the Access Person.

     E. "Investment Personnel" means Access Persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of Securities by a Fund.

     F. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     G.   "SEC" means the Securities and Exchange Commission.

     H. "Security" means all registered and unregistered securities, including options to buy or sell Securities. For employees of Merc-Safe, this includes option grants and exercises under the Mercantile Bankshares Corporation Omnibus Stock Plans, or any successor to, or replacement of, those Plans.
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          1.   "Covered Security" means any Security that is not an Exempt
               Security or a Non-Reportable Security.

          2. "Exempt Security" means a Security purchased or sold in a transaction over which the Access Person has no control, Securities acquired under an automatic dividend plan, and Securities which a Fund is not permitted to purchase under the investment objectives set forth in that Fund's then current prospectus. Access Persons are deemed to have control over trusts which they may revoke, and brokerage and investment advisory or brokerage accounts owned by them or their Immediate Family, even if the trustee, investment advisor or broker of those accounts does not consult the Access Person with respect to transactions.

          3. "Non-Reportable Security" means direct obligations of the United States Government, bankers acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements, and shares of registered open-end investment companies.

          4. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

          5. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

          6. A Security is "Held or to be Acquired" by a Fund if, within the most recent 15 days it (a) is or has been held by the Fund, or
               (2) is being or has been considered by the Fund, the Adviser or any sub-adviser for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell, as well as any Security that is exchangeable for or convertible into any Security that is held or to be acquired by a Fund.

IV.  STANDARDS OF CONDUCT.
     ---------------------

     A.   Legal Requirement of Rule 17j-1(b).

          It is unlawful for any access person, in connection with the purchase or sale of a Security Held or to be Acquired by any Fund:

               1. To employ any device, scheme or artifice to defraud any Fund;

               2. To make to any Fund any untrue statement of a material fact or omit to state to any Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund; or

               4. To engage in any manipulative practice with respect to any Fund.

          Access Persons shall not engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above.

     B.   Restrictions on personal securities transactions

          1. At no time may any Access Person recommend the holding, purchase or sale of any Security by any Fund without first disc1osing the existence of any material (in relationship to personal financial circumstances) position (long or short) in such security held by, or recent trading in such security by, any such Access Person. Such disclosure shall be made in writing to Dennis Kreiner or an officer designated by him. If oral, such disclosure shall be confirmed in writing.

          2. Investment Personnel, as that term is defined in this Code, must pre-clear in writing with Dennis Kreiner, or an officer designated by him, all purchases of any Securities issued through an Initial Public Offering or a Limited Offering.

V.   REPORTING REQUIREMENTS.
     -----------------------

     In order to provide the Advisor with information to enable it to determine with reasonable assurance that the provisions of this Code are being observed by its Access Persons, every Access Person shall make Reports as described in the following paragraphs to Dennis Kreiner or an officer designated by him with respect to each Covered Security and/or transaction in a Covered Security in which such Access Person has, or by reason of such transaction acquires, beneficial ownership. Dennis Kreiner or an officer designated by him shall identify all Access Persons who are under a duty to make such Reports and shall inform such persons of such duty.
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          1. Holdings Reports:

             a. Initial Holdings Report: Each Access Person will complete and file with Dennis Kreiner an Initial Holdings Report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned by the Access Person. For Access Persons appointed as such after March 1, 2000, this Report must be submitted within 10 days of becoming an Access Person. For all other Access Persons, an Initial Holdings Report must be completed and filed with Dennis Kreiner by January 30, 2001, based on information that is current as of a date no more than 30 days before the Report is submitted.

             b. Annual Holdings Report: Each Access Person will complete and file with Dennis Kreiner an Annual Holdings Report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned by the Access Person. The Report must be submitted no later than 30 days after the end of the calendar year and be based on information that is current as of a date no more than 30 days before the Report is submitted. For Access Persons appointed as such after March 1, 2000, the first Annual Report must be submitted by January 30, 2001. For all other Access Persons, the first Annual Holdings Report must be submitted by January 30, 2002.

          2. Transaction Reports:

             Each Access Person shall complete and file with Dennis Kreiner a quarterly transaction Report in the form attached hereto as Exhibit B for all transactions in Covered Securities in which the Access Person had a beneficial interest, and which lists all accounts established by the Access Person with brokers, dealers and banks which held Securities beneficially owned by the Access Person. The Report must be submitted by the Access Person no later than 10 days after the end of each calendar quarter, whether or not a reportable securities transaction occurred during the period covered by the Report. If all of an Access Person's transactions are submitted to Dennis Kreiner by a third party (broker, bank, etc.), an Access Person may file the Report with the following legend: "All of my reportable security transactions are sent to you directly by my (broker or bank)".

               Exception. No Access Person shall be required to make a Report
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             with respect to transactions effected in any account over which such person does not have any direct or indirect influence or control. Access Persons are deemed to have control over trusts which they may revoke and brokerage and investment advisory accounts owned by them or their Immediate Family, even if the trustee or investment advisor of those accounts does not consult the Access Person with respect to transactions.
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VI.  OVERSIGHT AND REPORTING.
     -----------------------

     Dennis Kreiner is designated as Administrator for purposes of this Code. The Administrator shall:

          1. Review all Reports required to be made by Access Persons pursuant to this Code and compare the reported transactions with similar transactions in the Funds;

          2. Promptly investigate any failure to submit Reports as required by this Code and any reported securities transaction that may have been inconsistent with the provisions of this Code;

          3. Submit periodic status reports with respect to each such investigation to the Executive Vice President of the Trust Division of Merc-Safe;

          4. Provide on a quarterly basis to the Board of Directors of the Fund a written Report stating:

                  a. any reported securities transactions that occurred during the prior quarter that may have been materially inconsistent with the provisions of the Code, and

                  b. all disciplinary actions taken in response thereto;

          5. Provide on an annual basis to the Board of Directors of the Fund a written Report stating:

                  a. a summary of existing procedures concerning personal
                     investing by Access Persons and any changes in the procedures during the past year;

                  b. an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Advisor's experience under this Code, industry practices or developments in applicable laws and regulations;

                  c. any issues arising under the Code or procedures since the last report, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to material violations; and

                  d. a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the Code;
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          6.   Maintain for periods required by applicable law, including Rule
               17j-1 under the Act, copies of this Code (and all amendments hereto), the names of all persons required to make reports hereunder, each report submitted by such persons and records of any violation of this Code and of any action taken as a result of such violation.

VII.  SANCTIONS.
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      Violations of this Code, or any provision hereof shall be grounds for appropriate sanctions, including dismissal.

VIII. INTERPRETATIONS.
      ---------------

      Any questions regarding the applicability, meaning or administration of the Code shall be referred by the person concerned in advance of any contemplated transaction to Dennis Kreiner or to an officer designated by him.

IX.   ACCEPTANCE.
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      Each access person shall receive a copy of this Code and any amendments thereto. Each officer and employee of the Adviser to whom this Code is applicable shall sign a statement that he has read this Code and will abide by it. The signed statement shall be kept in the files of the Adviser. A form of the statement is attached hereto as Exhibit C.

X.    EFFECTIVE DATE.
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      The provisions of this Code shall be effective on and after July 28, 2000, and amendments shall become effective when promulgated.

                                   Exhibit C
                      STATEMENT REGARDING CODE OF ETHICS

The undersigned hereby certifies that he or she has read and wil1 abide by the Code of Ethics, and that he or she knows any such failure may constitute a violation of federal and state securities laws and regulations which may subject him or her to civil liabilities and criminal penalties. The undersigned acknowledges that failure to observe the provisions of said Code shall be a basis for any appropriate sanction, including dismissal.

Date:

Name________________________________
     (printed)

Signature_____________________________
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                          ADDENDUM TO CODE OF ETHICS
                              FOR ACCESS PERSONS

      The purpose of the Code is to prevent abuses that can arise from personal securities holdings and transactions by persons who make recommendations or decisions concerning securities held or acquired by the Fund or who in the regular course of their duties have access to information about Fund holdings and transactions. Only a few of you will be involved in the recommendation or decision process. Most have been included as "access persons" only because you may, from time to time, have information about the composition of the Fund's portfolio. In considering how to avoid conflicts in your personal holdings and securities transactions, you should apply judgment and common sense as to whether particular holdings or transactions could affect the exercise of your judgment on behalf of the Fund (or impact the value of the Fund's portfolio) at times when you make Fund recommendations or decisions or when you have information about Fund holdings or transactions, in light of your particular degree of responsibility for and knowledge of such holdings or transactions. Personal transactions which may not be abusive include transactions for your benefit which you do not control (so-called "nonvolitional" transactions), transactions where any potential harm to the Fund is remote because the securities are traded in a "highly institutional" market, or transactions that are not related economically to the securities to be purchased, sold or held by the Fund. Company counsel will be available to assist you in these matters and with the reporting process.
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                                                                  Exhibit (p)(2)
                                   Exhibit A

                 Mercantile Safe Deposit &Trust Company, Inc.

                      Personal Securities Holdings Report


For the Year/Period Ended_________________________________
                              (month/day/year)

___Check here if this is an Initial Holdings Report for a newly designated Access Person. An Initial Holdings Report must be filed within 10 days of becoming an Access Person and must refer to all holdings as of the date the individual became an Access Person.


To:  Compliance Department

As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the Covered Securities listed below which are required to be reported pursuant to the Mercantile Safe Deposit & Trust Co. Code of Ethics, as Investment Adviser to the M.S.D.&T. Funds, Inc.:

Full Name of Security/Cusip#            # of Shares        Principal Amount
----------------------------            -----------        ----------------







The name of any broker, dealer, or banks with which I maintain an account in which my securities are held for my direct or indirect benefit are as follows:



By signing below, I indicate that the information contained above is current as of 30 days prior to the date below. A person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

Date:                                Signature:________________________
                                     Print Name:_______________________
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          Exhibit B      Mercantile Safe Deposit & Trust Co.      Exhibit (p)(2)

                          Quarterly Transaction Report

                 For the Calendar Quarter Ended________________

To:  Amy J. Lynch

A.   Securities Transactions. During the quarter referred to above, the
     -----------------------
following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:

                                                      Number of                        Nature of                   Broker/Dealer
         Title of Security                            shares or     Dollar Amount     Transaction                     or Bank
(For Bonds, please include interest      Date of      Principal          of            (Purchase,                  Through Which
        Rate and Maturity Date)        Transaction     Amount        Transaction      Sale, Other)    Price    Transaction Effected
------------------------------------------------------------------------------------------------------------------------------------







B.   New Brokerage Accounts. During the quarter referred to above, I established
     ----------------------
the following accounts in which securities were held during the quarter for my direct or indirect benefit:

        Name of Broker, Dealer or Bank     Date Account was Established
    -------------------------------------------------------------------

C.   Other Matters. This report:
     -------------
         (i) excludes transactions with respect to which I had no direct or indirect influence or control
         (ii) excludes other transactions not required to be reported (mutual funds, gov. securities, etc.)

    Date:     ___________________       Signature:     ____________________


                                        Print Name:    ____________________

                                                                  Exhibit (p)(2)

                                   Exhibit D

                     Absolute Restrictions on Transactions

     1.   Pre-Clearance of Trades: All Access Persons are required to pre-clear
          -----------------------
          transactions in Mercantile Guidelist securities, except those Guidelist securities which are included in the S&P 500 stock index. This means that an Access Person, his or her broker, or investment advisor must clear the transaction in writing with a designated Pre-Clearance Officer before effecting a trade in a non-S&P 500 Guidelist stock in which the Access Person has a pecuniary interest. Pre-clearance is valid only for the current 24 hr. period, starting at the time clearance is granted.

     2.   Black-out Period: There is a black out period on all Mercantile
          ----------------
          Guidelist securities, except those Guidelist securities which are included in the S&P 500 stock index, for a period of 7 (seven) calendar days from the later of the most recent trade in that security in the M.S.D.&T. Mutual Funds or the most recent change in rating of that security by the Equity Research Council or the Institutional Funds Fixed Income Council, as noted on the most recent Guidelist.